SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities and
                        Exchange Act of 1934





Date of Report (date of earliest event reported) January 31, 1996



                          RAYTECH CORPORATION



     DELAWARE                 1-9298                  06-1182033
(State or Other           (Commission           (I.R.S. Employer
Jurisdiction of           File No.)             Identification No.)
Incorporation)



One Corporate Drive, Shelton, Connecticut                06484
(Address of Principal Executive Offices)               (Zip Code)



Registrant's telephone number, including area code 203-925-8023










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
Item 2.  Acquisition of Stock



     On January 31, 1996, Raytech Composites, Inc., a subsidiary of the Registrant, acquired a minority share of 47% of the stock of Advanced Friction Materials Company located in Sterling Heights Michigan, from Oscar E. Stefanutti and related family trusts. Consideration for the stock transaction was $9,400,000 taken from cash reserves based upon a principle of current value related to synergies of the business, coupled with projected earnings. Raybestos Products Company, the operating subsidiary of Raytech Composites, Inc., simultaneously entered into a technology exchange agreement with Advanced Friction Materials Company and agreed to purchase certain operating assets and real property both on the closing and on the first anniversary date at a combined purchase price of $10,600,000 cash to be adjusted in part by an evaluation of certain current assets.

         Advanced Friction Materials Company, the majority ownership of which remains in Oscar E. Stefanutti and related family trusts, is engaged and will continue in the development, engineering and sales of automobile transmission component parts, including friction plates, bands and friction materials for torque converters, to original equipment manufacturers.

         It is impractical to provide the financial statements for the acquired business and the pro forma financial information required to be filed herewith. Accordingly, such financial statements and pro forma financial information will be filed as an amendment as soon as practical, but in no event later than sixty days after this report on Form 8-K must be filed, or April 15, 1996.




















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



                            SIGNATURES


        Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                   RAYTECH CORPORATION



                                   By: /s/LEGRANDE L. YOUNG
                                       LeGrande L. Young
                                       Vice President, Secretary
                                       and General Counsel







































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